Exhibit 99.1
Super Micro Computer, Inc. Announces 2nd Quarter 2015 Financial Results
SAN JOSE, Calif., January 20, 2015 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced second quarter of fiscal 2015 financial results for the quarter ended December 31, 2014.
Fiscal 2nd Quarter Highlights

•	Quarterly net sales of $503.0 million, up 13.5% from the first quarter of fiscal year 2015 and up 41.2% from the same quarter of last year.

•	GAAP net income of $31.2 million, up 49.7% from the first quarter of fiscal year 2015 and up 134.3% from the same quarter of last year.

•	GAAP gross margin of 16.8%, up from 15.6% in the first quarter of fiscal year 2015 and up from 15.5% in the same quarter of last year.

•	Server solutions accounted for 60.1% of net sales compared with 57.7% in the first quarter of fiscal year 2015 and 48.8% in the same quarter of last year.

Net sales for the second quarter ended December 31, 2014 totaled $503.0 million, up 13.5% from $443.3 million in the first quarter of fiscal year 2015. One customer accounted for more than 10% of net sales during the quarter ended December 31, 2014.
GAAP net income for the second quarter of fiscal year 2015 was $31.2 million or $0.61 per diluted share, an increase of 134.3% from the net income of $13.3 million, or $0.30 per diluted share in the same period a year ago. Included in net income for the quarter is $3.2 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the second quarter was $33.5 million, or $0.65 per diluted share, compared to non-GAAP net income of $15.9 million, or $0.35 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the first quarter of fiscal year 2015 by $10.3 million or $0.19 per diluted share.
GAAP gross margin and Non-GAAP gross margin for the second quarter were both 16.8% compared to 15.5% in the same period a year ago. GAAP gross margin and Non-GAAP gross margin for the first quarter of fiscal year 2015 were 15.6% and 15.7%, respectively.
The GAAP income tax provision for the second quarter of fiscal year 2015 was $11.5 million or 26.9% of income before tax provision compared to $6.7 million or 33.5% in the same period a year ago and $10.6 million or 33.7% in the first quarter of fiscal year 2015. The effective tax rate for the second quarter of fiscal year 2015 was lower primarily due to the reinstatement of U.S. federal research and development tax credits.
The Company's cash and cash equivalents and short and long term investments at December 31, 2014 were $85.9 million compared to $99.6 million at June 30, 2014. Free cash flow for the six months ended December 31, 2014 was $(19.7) million, primarily due to the development and construction of improvements on the Company's property, which is still in progress and an increase in the Company's cash used in operating activities.
Business Outlook & Management Commentary
The Company expects net sales of $450 million to $500 million for the third quarter of fiscal year 2015 ending March 31, 2015. The Company expects non-GAAP earnings per diluted share of approximately $0.46 to $0.52 for the third quarter.
“Last quarter we achieved our fifth consecutive record high revenue which was 41.2% higher than last year and we reached our goal of $2 billion annual run rate for revenues in a quarter. Not only was this quarter outstanding from a revenue perspective, but we also continued to improve our operating margin. This performance was driven by a significant increase in our new Haswell product shipments in the first full quarter since its launch, and we are confident that a strong cycle of technology transition is underway. Strength in Storage and Cloud market verticals were part of a record for server systems revenue at 60.1%,” said Charles Liang, Chairman and Chief Executive of Supermicro. “Supermicro has the broadest product portfolio of application optimized server/storage technology in the industry featuring our Ultra line of servers as well as many choices for multi-node servers including our Twin architecture, Blades, MicroCloud and MicroBlade. We are well positioned for growth and market share gains.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference, please call 1-888-428-9480 (International callers dial 1-719-325-2315) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, February 3, 2015 by dialing 1-877-870-5176

(international callers dial 1-858-384-5517) and entering replay PIN 6183825. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, FatTwin™, MicroCloud, MicroBlade, SuperBlade®, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.
Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).
Supermicro, FatTwin, UltraTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc. All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31,	June 30,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$83,201	$96,872
Accounts receivable, net	258,784	212,738
Inventory	409,205	315,837
Deferred income taxes – current	18,261	16,842
Prepaid income taxes	6,907	5,555
Prepaid expenses and other current assets	5,384	6,237
Total current assets	781,742	654,081
Long-term investments	2,647	2,647
Property, plant and equipment, net	142,660	130,589
Deferred income taxes – noncurrent	4,589	6,154
Other assets	3,403	2,854
Total assets	$935,041	$796,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$283,768	$219,354
Accrued liabilities	42,929	37,564
Income taxes payable	12,977	11,414
Short-term debt and current portion of long-term debt	33,459	42,554
Total current liabilities	373,133	310,886
Long term debt-net of current portion	2,333	3,733
Other long-term liabilities	14,353	12,475
Total liabilities	389,819	327,094
Stockholders' equity:
Common stock and additional paid-in capital	222,971	199,062
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(79)	(63)
Retained earnings	324,192	272,087
Total Super Micro Computer Inc. stockholders' equity	545,054	469,056
Noncontrolling interest	168	175
Total liabilities and stockholders' equity	$935,041	$796,325

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Net sales	$503,014	$356,362	$946,336	$665,378
Cost of sales	418,562	301,270	792,691	563,494
Gross profit	84,452	55,092	153,645	101,884
Operating expenses:
Research and development	25,465	20,428	46,974	40,664
Sales and marketing	11,158	8,976	22,160	17,841
General and administrative	4,944	5,484	10,000	11,132
Total operating expenses	41,567	34,888	79,134	69,637
Income from operations	42,885	20,204	74,511	32,247
Interest and other income, net	36	46	71	63
Interest expense	(183)	(184)	(379)	(379)
Income before income tax provision	42,738	20,066	74,203	31,931
Income tax provision	11,496	6,731	22,098	10,897
Net income	$31,242	$13,335	$52,105	$21,034
Net income per common share:
Basic	$0.68	$0.31	$1.14	$0.49
Diluted	$0.61	$0.30	$1.03	$0.47
Weighted-average shares used in calculation of net income per common share:
Basic (a)	46,131	42,915	45,802	42,706
Diluted (b)	51,091	45,039	50,567	45,052

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Cost of sales	$222	$245	$429	$480
Research and development	1,997	1,709	3,893	3,270
Sales and marketing	414	305	779	619
General and administrative	548	529	1,060	1,008

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Six Months Ended December 31,
	2014	2013
OPERATING ACTIVITIES:
Net income	$52,105	$21,034
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	3,845	2,920
Stock-based compensation expense	6,161	5,377
Excess tax benefits from stock-based compensation	(2,782)	(1,084)
Allowance for doubtful accounts	(87)	1,076
Provision for inventory	4,175	1,538
Exchange gain	(1,305)	(115)
Deferred income taxes, net	121	242
Changes in operating assets and liabilities:
Accounts receivable, net	(45,959)	(12,910)
Inventory	(97,543)	(38,295)
Prepaid expenses and other assets	793	1,428
Accounts payable	60,016	31,950
Income taxes payable, net	5,314	2,677
Accrued liabilities	4,795	1,760
Other long-term liabilities	1,664	797
Net cash provided by (used in) operating activities	(8,687)	18,395

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(11,031)	(33,956)
Investment in a privately held company	(661)	—
Restricted cash	(1)	(8)
Net cash used in investing activities	(11,693)	(33,964)

FINANCING ACTIVITIES:
Proceeds from debt	5,200	8,576
Repayment of debt	(14,400)	(1,400)
Proceeds from exercise of stock options	12,745	4,785
Excess tax benefits from stock-based compensation	2,782	1,084
Payment of obligations under capital leases	(58)	(15)
Advances under receivable financing arrangements	918	41
Minimum tax withholding paid on behalf of an officer for restricted stock awards	—	(651)
Net cash provided by financing activities	7,187	12,420
Effect of exchange rate fluctuations on cash	(478)	(6)
Net decrease in cash and cash equivalents	(13,671)	(3,155)
Cash and cash equivalents at beginning of period	96,872	93,038
Cash and cash equivalents at end of period	83,201	89,883
Supplemental disclosure of cash flow information:
Cash paid for interest	382	378
Cash paid for taxes, net of refunds	15,464	6,840
Non-cash investing and financing activities:
Equipment purchased under capital leases	336	57
Accrued costs for property, plant and equipment purchases	7,874	2,891

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
GAAP GROSS PROFIT	$84,452	$55,092	$153,645	$101,884
Add back stock-based compensation (c)	222	245	429	480
Non-GAAP GROSS PROFIT	$84,674	$55,337	$154,074	$102,364

GAAP GROSS MARGIN	16.8%	15.5%	16.2%	15.3%
Add back stock-based compensation (c)	0.0%	0.0%	0.1%	0.1%
Non-GAAP GROSS MARGIN	16.8%	15.5%	16.3%	15.4%

GAAP INCOME FROM OPERATIONS	$42,885	$20,204	$74,511	$32,247
Add back stock-based compensation (c)	3,181	2,788	6,161	5,377
Non-GAAP INCOME FROM OPERATIONS	$46,066	$22,992	$80,672	$37,624

GAAP NET INCOME	$31,242	$13,335	$52,105	$21,034
Add back stock-based compensation (c)	3,181	2,788	6,161	5,377
Add back adjustments to tax provision (d)	(919)	(239)	(1,577)	(653)
Non-GAAP NET INCOME	$33,504	$15,884	$56,689	$25,758

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.68	$0.31	$1.14	$0.49
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.05	0.06	0.10	0.11
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (e)	$0.73	$0.37	$1.24	$0.60

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.61	$0.30	$1.03	$0.47
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.04	0.05	0.08	0.10
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (f)	$0.65	$0.35	$1.11	$0.57

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (g)	46,131	42,915	45,802	42,706
BASIC - Non-GAAP (h)	46,131	42,918	45,802	42,762

DILUTED – GAAP (g)	51,091	45,039	50,567	45,052
DILUTED - Non-GAAP (h)	51,645	46,022	51,131	45,485

(a)  Approximately $1,000 and $28,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and six months ended December 31, 2013, respectively.
(b) Approximately $1,000 and $26,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and six months ended December 31, 2013, respectively.

(c) Amortization of ASC Topic 718 stock-based compensation for the three and six months ended December 31, 2014 and 2013.
(d) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 27.0% and 29.5% for the three and six months ended December 31, 2014, respectively, and 30.5% and 31.0% for the three and six months ended December 31, 2013, respectively.
(e) Approximately $1,000 and $34,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and six months ended December 31, 2013, respectively.
(f) Approximately $1,000 and $32,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and six months ended December 31, 2013, respectively.
(g) 2,739 and 56,043 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and six months ended December 31, 2013, respectively.
(h) 2,739 and 56,043 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three and six months ended December 31, 2013, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
SVP, Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F